EXHIBIT 3.2

                  COMMONWEALTH OF THE BAHAMAS
                  Memorandum of Association
                               of
                  THE SOUTHERN ENERGY CO. INC.
         THE INTERNATIONAL BUSINESS COMPANIES ACT 1989
      AN INTERNATIONAL BUSINESS COMPANY LIMITED BY SHARES

I.   The name of the Company is THE SOUTHERN ENERGY CO. INC.

II. The Registered office of the Company is situate at Sassoon House, on the Northwestern corner of Shirley Street and Victoria Avenue in the City of Nassau in the Island of New Providence one of the Islands in the Commonwealth of the Bahamas and its postal address is P.O. Box N-272, Nassau, Bahamas.

III. The Registered Agent of the Company is Messrs. Graham,
Thompson & Co. whose address is Sassoon House, Northwestern corner of Shirley Street and Victoria Avenue and whose postal address is P.O. Box N-272, Nassau, Bahamas.

IV. The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in the Commonwealth of the Bahamas.

V.   The liability of the members is limited.

VI. This Memorandum may be amended at any time and from time to time by ordinary resolution of the sole Director or of the Directors (if more than one).

VII. The capital of the Company is Five thousand dollars in the currency of United States of America (US$5,000.00) divided into Five thousand (5,000) Ordinary Shares having a par value of one dollar (US$1.00) each, with power to divide the shares. in the capital for the time being into several classes and series and whether to bearer or otherwise and with power to increase or reduce the capital and to issue any of the shares in the capital, original, increased or reduced with or subject to any preferential, special or qualified rights or conditions as regards dividends, repayment of capital, voting or otherwise, as the sole Director or the Directors (if more than one) of the Company may from time to time by ordinary resolution designate. The Company shall also have power to issue redeemable preference shares and share warrants as provided in its Articles of Association. The sole Director or the Directors (if more than one) is or are hereby expressly authorised to issue bearer shares and to fix by ordinary resolution of the Directors any designations, powers, preferences, rights, qualifications, limitations or restrictions on each class or series of shares as the sole Director or the Directors (if more than one) think fit.

If the sole Director or the Directors (if more than one) shall cause bearer shares to be issued or exchanged for registered shares, notice by the Company to the holders of bearer share certificates shall be given by one publication in the Official Gazette of the Commonwealth of the Bahamas or by one advertisement in the Nassau Guardian newspaper.

     The persons whose names and addresses are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association and agree to take the number of shares in the capital of the Company set opposite their respective names.

Names, Addresses and Descriptions       Number of Shares taken
 of Subscribers                         by each Subscriber

1.   GRAHAMCO LIMITED,
     Nassau, Bahamas,
     by its representative,
     Dianne C. Knowles,
     Corporate Supervisor,
     P.O. Bo N-272,
     Nassau, Bahamas.


/s/ Dianne C. Knowles                   One Share
Dianne C. Knowles


2.   NOMCO LIMITED,
     Nassau, Bahamas,
     by its representative,
     Dianne C. Knowles,
     Corporate Supervisor,
     P.O. Box N-212,
     Nassau, Bahamas.


/s/ Dianne C. Knowles                   One Share
Dianne C. Knowles

TOTAL SHARES TAKEN                      Two Shares


Dated this 8th day of September A.D., 1995.
WITNESS:

          /s/ Claudine Paul
          Claudine Paul

                  COMMONWEALTH OF THE BAHAMAS

                   Registrar General's Department
                   I certify the foregoing to be a true
                   copy of the original document.


                   /s/ illegible
                   Registrar General
                   AUG 18 1999.


COMMONWEALTH OF THE BAHAMAS
New Providence


         The International Business Companies Act 1989


                   MEMORANDUM OF ASSOCIATION

                               OF

                  THE SOUTHERN ENERGY CO. INC.




                    GRAHAM, THOMPSON CO.
                    Chambers,
                    Sassoon House,
                    Shirley Street,
                    Nassau, New Providence,
                    Bahamas.